TRUSTCO BANK CORP NY	EXHIBIT 99

TrustCo Bank Corp NY
2019 Equity Awards

2019 Officer Awards

Officer	Restricted Unit Awards	Performance Unit Awards
		Threshold	Target	Max
R McCormick	32,992	37,117	49,489	74,234

R Leonard	15,927	17,919	23,891	35,837

S Salvador	10,239	11,520	15,359	23,039
M Ozimek	10,239	11,520	15,359	23,039

E Schreck	3,413	3,840	5,120	7,680

2019 Director Awards

Director	Restricted Unit Awards
Dennis A. DeGennaro	2,276
Brian C. Flynn	2,276
Thomas O. Maggs	2,276
Anthony J. Marinello, M.D., Ph.D	2,276
William D. Powers	2,276
Lisa M. Lucarelli	2,276